Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of March 12, 2025 by and among NEXTNAV INC., a Delaware corporation (the “Company”), each of the lead purchasers named on Schedule A hereto (the “Lead Purchasers”) and each other purchaser named on Schedule A hereto (collectively with the Lead Purchasers, the “Purchasers”). Each of the Company and the Purchasers also are referred to herein as a “Party”, and collectively as the “Parties”. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Appendix A hereto.

W I T N E S S E T H:

WHEREAS, each Purchaser desires to purchase the Company’s 5.00% Senior Secured Convertible Notes due 2028 (the “Notes”) to be issued pursuant to that certain indenture, to be dated as of the Closing, by and among the Company, the guarantors party thereto and listed on Schedule B hereto (the “Guarantors”), GLAS Trust Company LLC, as trustee (the “Trustee”), and GLAS Trust Company LLC, as collateral agent (the “Collateral Agent”), in the form attached as Exhibit A hereto (the “Indenture”);

WHEREAS, in connection with the issuance and sale of Notes to the Lead Purchasers, the Company desires to issue to each of the Lead Purchasers warrants to purchase shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), as more fully described herein; and

WHEREAS, the Company and the Purchasers desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

I.              NOTES; LEAD PURCHASERS WARRANTS

1.1              Notes. At the Closing (as defined herein), the Company shall issue and sell $190,000,000 aggregate principal amount of Notes to the several Purchasers as provided in this Agreement, and each Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall, severally and not jointly, purchase from the Company the respective principal amount of Notes set forth opposite such Purchaser’s name in Schedule A hereto (each such Purchaser’s “Note Amount”) at a price equal to 100% of the principal amount thereof (the “Purchase Price”).

1.2            Lead Purchasers Warrants. At the Closing, the Company shall issue and deliver warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) to each of the Lead Purchasers, in the form attached hereto as Exhibit B, as set forth on Schedule C. Notwithstanding the foregoing calculation, in no event shall the amount of Warrant Shares immediately after the Closing exceed the amount that would require the Company to seek stockholder approval pursuant to Nasdaq Listing Rule 5635(d) in connection with the transactions contemplated by this Agreement. Fifty percent (50%) of such Warrants shall be exercisable at the time of the Closing, and fifty percent (50%) shall be exercisable no later than the first day of the second year commencing after the Closing.

1.3            Redemption. Promptly after the date hereof, the Company shall provide a notice of redemption of the 2026 Notes, conditioned upon the Closing of the transactions contemplated hereby, in accordance with Article 15 of the 2023 Indenture, with such conditional redemption to be effective the next Business Day immediately following the Closing (the “Conditional Notice of Redemption”).

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1.4              Closing; Escrow; Closing Deliverables.

(a)              The closing of the transaction contemplated by this Agreement as to the purchase of Notes and Warrants (the “Closing”) shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., New York City time, on the second Business Day after satisfaction or waiver of the conditions to the obligations of the Parties set forth in Sections 1.4(c) and 1.4(d), other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions. At the Closing, the Parties will take the applicable actions and make the applicable deliveries set forth in this Agreement. All actions and transactions constituting the Closing hereunder shall be regarded as a single transaction so that no action or transaction shall be deemed to have taken place unless all other required actions and transactions for the Closing have taken place as provided in this Agreement.

(b)              The Company shall deliver written notice to each Purchaser setting forth the target date of Closing. At least two (2) Business Days prior to the date of Closing, each Purchaser shall deposit (or caused to be deposited) with GLAS Trust Company LLC, as escrow agent (the “Escrow Agent”), an amount equal to such Purchaser’s Purchase Price into a separate account (the “Escrow Account”) pursuant to the terms of an escrow agreement to be entered into as soon as practicable after the date hereof by and among the Escrow Agent, the Company and the Lead Purchasers (the “Escrow Agreement”).

(c)              The obligations of each Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions on or before the Closing, any and all of which may be waived in whole or in part by both of the Lead Purchasers to the extent permitted by applicable law:

(i)               (A) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing, and (B) the representations and warranties of the Company contained in Article III of this Agreement shall be true and correct in all material respects (except for the representations and warranties of the Company in Sections 3.1 through 3.5 and representations and warranties that are qualified by “Material Adverse Effect” or “materiality”, which, in both cases, shall be true and correct in all respects) as of the date hereof and at and as of the Closing (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date);

(ii)              no Governmental Authority having jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated herein;

(iii)              the Company shall have delivered, and not withdrawn, the Conditional Notice of Redemption in accordance with Section 1.3 and the 2023 Indenture;

(iv)            the Company shall have deposited with the trustee for the 2026 Notes an amount sufficient to fund the redemption in full of all 2026 Notes outstanding in accordance with Article 15 of the 2023 Indenture (the “Redemption Amount”) and satisfied and discharged the 2023 Indenture;

(v)                immediately after the consummation of the Closing, the total Indebtedness of the Company shall not exceed $190,000,000, none of which shall have an earlier maturity than the Notes; and

(vi)               the Company shall have executed and delivered its respective documentation set forth in Section 1.4(e).

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(d)              The obligations of the Company with respect to each Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions on or before the Closing, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

(i)               (A) Such Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing, and (B) the representations and warranties of such Purchaser contained in Article II of this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date);

(ii)              no Governmental Authority having jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated herein;

(iii)              at least $180,000,000 shall have been deposited in the Escrow Account for purchase of the Notes; and

(iv)              such Purchaser shall have executed and delivered its respective documentation set forth in Section 1.4(e).

(e)              At the Closing, the Parties will execute and deliver the following documentation:

(i)              each Party shall deliver to each other Party an executed copy of the Resale Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

(ii)            the Company shall deliver to each Purchaser: (A) the Indenture, duly executed by the Company, the Guarantors party thereto, the Trustee and the Collateral Agent, (B) the Security Agreement in the form attached hereto as Exhibit D, duly executed by the Company, the Collateral Agent and the other parties thereto (the “Security Agreement”), and (C) Notes, duly executed by the Company and authenticated by the Trustee, in principal amount equal to such Purchaser’s Note Amount;

(iii)              the Company shall deliver to the Lead Purchasers the executed Warrants (together with the Registration Rights Agreement, the Indenture, the Security Agreement and the Notes, the “Transaction Documents”);

(iv)              the Company shall deliver to the Purchasers a customary opinion (i) of the Company’s primary transaction counsel, dated as of the Closing, in form, scope and substance reasonably satisfactory to M-Cor and (ii) of the Company’s local Indiana counsel, dated as of the Closing, in form, scope and substance reasonably satisfactory to M-Cor;

(v)              the Company shall deliver to each Purchaser the following additional items for the Company and each Guarantor, each properly executed by the secretary or assistant secretary of the Company or such Guarantor, as applicable, each dated as of the date of the Closing (or, in the case of certificates of governmental officials, a recent date before the date of the Closing) and each in form and substance satisfactory to Lead Purchasers:

(1)              true, correct and complete copies of (i) the certificate of incorporation, certificate of formation or other organizational documents (as applicable) of such entity, certified by the Secretary of State of the state of incorporation or formation (as applicable) of such entity, (ii) the bylaws, limited liability company agreement or other operating documents (as applicable) of such entity and (iii) resolutions authorizing the transactions contemplated by this Agreement by such entity’s board of directors, board of managers or other authorizing body (as applicable); and

(2)              documents and certifications evidencing that the Company and its material subsidiaries (which, for the avoidance of doubt, shall include each Guarantor) are duly organized or formed, validly existing, in good standing (with respect to jurisdictions in which the concept of good standing exists), and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(vi)              the Company’s Chief Executive Officer or Chief Financial Officer shall have delivered a certificate to each Purchaser, in form and substance satisfactory to the Purchaser, that the conditions in Section 1.4(c)(i) have been fulfilled;

(vii)              the Company shall deliver to the Collateral Agent, to the extent they are certificated, certificates representing the equity interests in each subsidiary of the Company that is, or is owned by, a party to the Security Agreement (with stock powers executed in blank);

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(viii)            each Purchaser shall complete and deliver to the Company an executed copy of the Accredited Investor Questionnaire attached hereto as Exhibit E; and

(ix)              all Parties shall deliver such other instruments and documents reasonably and customarily necessary to consummate the transaction contemplated hereby.

(f)              At the Closing:

(i)               each of the Purchasers shall deliver the Purchase Price by wire transfer of immediately available funds to the Escrow Account;

(ii)              the Company shall instruct the Escrow Agent to transfer the Redemption Amount into a separate account designated for such purpose and the Company shall satisfy and discharge the 2023 Indenture;

(iii)             the Company and the Lead Purchasers shall instruct the Escrow Agent to transfer the remainder of the Purchase Price from the Escrow Account to an account designated by the Company; and

(ii)              the Company shall pay the Closing Expense Amount as instructed by M-Cor at Closing.

1.5              Use of Proceeds. Unless otherwise consented to in writing by the Purchasers holding more than 50% of the aggregate principal amount outstanding of the Notes, the Company shall use the proceeds of the issuance and sale of the Notes hereunder for general corporate purposes and working capital needs, including payment of the Closing Expense Amount and the redemption of the 2026 Notes.

II.              REPRESENTATIONS AND ACKNOWLEDGEMENTS BY THE PURCHASERS

Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company, severally and not jointly, as follows:

2.1              Such Purchaser recognizes that (a) such Purchaser’s investment in the Notes and the Conversion Shares (and with respect to the Lead Purchasers only, the Warrants and the Warrant Shares) involves a high degree of risk including, but not limited to, those set forth in the filings the Company has made with the SEC prior to the date hereof; (b) an investment in the Company is highly speculative, and only an investor who can afford the loss of its entire investment should consider investing in the Company; and (c) such Purchaser may not be able to liquidate its investment.

2.2              Such Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, and that such Purchaser is able to bear the economic risk of the transactions contemplated hereby.

2.3              In making such Purchaser’s decision to purchase its respective Securities, such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.

2.4              Such Purchaser is not investing in the Securities issuable in the transactions contemplated hereby as a result of any advertisement, article, notice or other communication regarding such securities published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or presented at any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

2.5              Such Purchaser hereby represents that such Purchaser, either by reason of such Purchaser’s business or financial experience or the business or financial experience of such Purchaser’s professional advisors (who are unaffiliated with and not compensated by the Company or any Affiliate or selling agent of the Company, directly or indirectly), is capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

2.6              Such Purchaser hereby acknowledges that the investment contemplated hereby has not been reviewed by the SEC nor any state regulatory authority. Such Purchaser understands that none of the Securities to be issued to it hereunder have been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of such Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

2.7            Such Purchaser hereby represents that such Purchaser is purchasing its respective Securities for its own account for investment and not with a view toward the resale or distribution to others, and such Purchaser does not have a present arrangement to effect any distribution of such Securities to or through any Person.

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2.8           Such Purchaser consents to the placement of a legend on any certificate or other document evidencing the Securities to be issued hereunder that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Such Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS”, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

2.9             Such Purchaser hereby represents that the address of such Purchaser furnished by such Purchaser on the signature page hereof is such Purchaser’s principal business address.

2.10          This Agreement has been duly authorized, executed and delivered by or on behalf of such Purchaser. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as such enforceability may be limited by (A) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (B) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (ii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.11          Such Purchaser acknowledges that no Person shall have, as a result of the purchase of the Note by such Purchaser, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

2.12         Such Purchaser will not have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser (which, for the avoidance of doubt, shall not be construed to limit in any way such Purchaser’s rights under the Transaction Documents).

2.13           Such Purchaser represents that it is not a broker-dealer registered with the SEC under the Exchange Act, or an entity engaged in a business that would require it to be so registered.

2.14           Such Purchaser acknowledges that it has reviewed the Disclosure Materials (as defined herein) and all other materials such Purchaser deemed necessary for the purpose of making an investment decision with respect to the Securities issuable pursuant to the transactions contemplated hereby, and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company’s business, management and financial affairs and terms and conditions of the offering of the Securities and the merits and risks of investing in the securities; (ii) access to publicly available information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser has evaluated the risks of investing in the Securities, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for such Purchaser.

2.15          Such Purchaser acknowledges that the Company is a former special purpose acquisition company and, therefore, a former “shell company” (as defined in Rule 405 of the Securities Act) and that the availability of the safe harbor provided by Rule 144 of the Securities Act with respect to the resale of restricted securities of the Company issuable pursuant to the Transaction Documents is accordingly subject to the provisions of Rule 144(i)(2) of the Securities Act.

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III.              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers that:

3.1              Organization, Good Standing and Qualification. The Company and each of the Guarantors have been duly organized and are validly existing and in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

3.2              Authorization; Enforceability. The Company and each Guarantor has all corporate right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company and the Guarantors, and their respective directors and stockholders necessary for the (i) authorization execution, delivery and performance of the Transaction Documents; (ii) authorization, sale, issuance and delivery of the Securities and the performance of the Company’s obligations hereunder and thereunder; (iii) authorization, sale and issuance of the guarantees of the Notes by the Guarantors as contemplated by the Indenture; and (iv) granting of the liens contemplated by the Security Agreement has been taken. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and, as applicable, the Guarantors and constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Assuming the accuracy of the representations of the Purchasers in Article II of this Agreement, the Securities issuable pursuant to the Transaction Documents will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares and Conversion Shares have been duly authorized and reserved for issuance, solely for purposes of the exercise of the Warrants and conversion of the Notes, and such shares, when so issued in accordance with the terms of the Warrants or Indenture, as applicable, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws.

3.3              No Conflict; Governmental Consents: Approval Obtained.

(a)              The execution and delivery by the Company and the Guarantors of the Transaction Documents, the performance of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not result in the violation of any applicable law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries is bound, or of any provision of the organizational documents of the Company or the Guarantors, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject or applicable rules and regulations of The Nasdaq Capital Market or such other Trading Market on which the Common Stock is then listed, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its subsidiaries, a reduction to any conversion price or exercise price provided therein, or any other adjustment to the terms thereof. The execution and delivery by the Company and delivery by the Company and the Guarantors of the Transaction Documents, the performance of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not implicate any preemptive rights with respect to the securities of the Company or any Guarantor.

(b)              No consent, approval, authorization or other order of any Governmental Authority is required to be obtained by the Company or its subsidiaries in connection with the authorization, execution and delivery of the Transaction Documents or the performance of the Company’s obligations hereunder and thereunder, including the authorization, issue and sale of the Securities or the granting of the liens contemplated by the Security Agreement except for any required filings with any state, federal or foreign blue sky or securities regulatory authority after the Closing and the filing of any Uniform Commercial Code financing statements or similar securities filings to perfect the liens contemplated by the Transaction Documents.

3.4              SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and, together with this Agreement, the “Disclosure Materials”. The SEC Reports filed by the Company with the SEC, from the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K filed with the SEC to the date of this Agreement (the “SEC Documents”), as of their respective dates, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements and unaudited interim financial statements of the Company, as applicable, included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

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3.5              Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the most recent balance sheet included in the Company’s financial statements contained in the Company’s most recent Annual Report on Form 10-K filed with the SEC, there has been no Material Adverse Effect with respect to the operations, assets, business or financial condition of the Company and its subsidiaries considered as one enterprise. Since the date of the most recent balance sheet included in the Company’s financial statements contained in the Company’s most recent Annual Report on Form 10-K filed with the SEC, except as disclosed in the SEC Documents filed subsequent to such Annual Report on Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends on the Company’s securities, (ii) sold any assets outside of the ordinary course of business or (iii) made any material capital expenditures (either individually or in the aggregate). Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

3.6              No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities issuable pursuant the transaction contemplated by the Transaction Documents.

3.7              Private Placement. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated by the Transaction Documents.

3.8              Registration Rights. Except for rights granted under (i) the Registration Rights Agreement, dated as of October 28, 2021 (the “2021 RRA”), by and among the Company and the Holders (as defined therein), (ii) the Share Transfer Agreement, dated as of October 28, 2022 (the “2022 Share Purchase Agreement”), among the Company and the Sellers (as defined therein), and related Put & Call Option Agreements (as defined in the 2022 Share Purchase Agreement) entered into by the Company in connection with its acquisition of Nestwave SAS, (iii) the Resale Registration Rights Agreement, dated as of May 9, 2023 (the “2023 RRA”), by and among the Company and the Purchasers (as defined therein), and (iv) the Resale Registration Rights Agreement, dated as of March 7, 2024, between the Company and Telesaurus Holdings GB LLC, a Delaware limited liability company (the “2024 RRA”), the Company has not granted or agreed to grant to any Person any rights (including “piggyback” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not expired or been satisfied or waived. Except for rights granted under the 2021 RRA, 2023 RRA and the 2024 RRA, no Person has registration or “piggyback” rights that would preempt or “cut-back” the registration rights granted to the Purchasers under the Registration Rights Agreement.

3.9              Brokers’ Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Company.

3.10              FCC Licenses.

(a)              A true and complete list of the licenses (the “FCC Licenses”) issued by the U.S. Federal Communications Commission (the “FCC”) and held by the Company through its wholly-owned subsidiaries, Progeny LMS, LLC and NextNav, LLC (hereinafter jointly referred to in this Section 3.10 and in Schedule D-2 as the “Company”), is included in Schedule D-1 hereto. The Company is the sole holder of the FCC Licenses, and no other Person has any right, title, or interest in or with respect to the FCC Licenses. The Company holds the FCC Licenses free and clear of all Liens and, except as indicated in Schedule D-1 hereto, the FCC Licenses are regular FCC authorizations and not experimental, special temporary, demonstration, or developmental authorizations.

(b)            The FCC Licenses are validly issued to the Company and in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated. The most recent ten-year term of the FCC Licenses expired on July 17, 2020, but the Company timely filed renewal applications seeking an additional ten-year term for each of the FCC Licenses and tolling their expiration dates. The FCC granted the renewal applications for 78 of the Company’s licenses on March 25, 2024, extending their term until July 17, 2030. Company has received no communication or other indication from the FCC that it might refrain from granting the remaining pending renewal applications.

(c)             Except as indicated in Schedule D-2 hereto, all reports and notices to the FCC required to be filed with the FCC with respect to the FCC Licenses have been timely filed, and are complete and accurate in all material respects. The Company is in compliance in all material respects with the terms of the FCC Licenses, the Federal Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC. There is no order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture pending by the FCC with respect to the FCC Licenses and, to the Company’s knowledge, no such order or notice has been threatened. All payments to any applicable Governmental Authority for or required with respect to the Company’s FCC Licenses have been timely made. The Company has not incurred any FCC fine, charge or other liability resulting from any noncompliance with respect to the FCC Rules relating to the FCC Licenses, or such reports or notices, and, to the Company’s knowledge, no such fine, charge or other liability has been threatened.

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3.11               Investment Company. Neither the Company nor any Guarantor is, nor will be immediately after giving effect to the transactions contemplated hereby, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

IV.              COVENANTS OF THE COMPANY AND THE PURCHASERS

4.1              Furnishing of Information. Until the date that any Purchaser owning Conversion Shares, Warrants or Warrant Shares may sell all of them without restriction under Rule 144 of the Securities Act (or any successor provision), the Company covenants to use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.2              Disclosure. In accordance with the requirements of the Exchange Act, the Company shall cause a Current Report on Form 8-K relating to the transactions contemplated pursuant to the Transaction Documents to be transmitted to the SEC for filing, which such Current Report on Form 8-K and a press release relating to the transactions contemplated hereby shall be reasonably acceptable to the Lead Purchasers and disclose the material terms of the transactions contemplated hereby (such approved Current Report on Form 8-K and press release, “Approved Disclosures”). The Company shall provide the Lead Purchasers with an advance copy of such proposed disclosure and reflect all reasonable input from the Lead Purchasers. The Company agrees not to issue any other public statements with respect to the Purchasers’ investment or proposed investment in the Company or the terms of any agreement or covenant between them that are not substantially similar to the Approved Disclosures without the prior written consent (email communication being sufficient) of the Lead Purchasers, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation. Each Purchaser agrees not to issue any public statements with respect to the Purchasers’ investment or proposed investment in the Company or the terms of any agreement or covenant between them that are not substantially similar to the Approved Disclosures without the prior written consent of both the Company and the Lead Purchasers, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

4.3              Stockholder Approval. If an event occurs that would result in an increase in the Conversion Rate (as defined in the Indenture) of the Notes or the Warrant Shares by an amount in excess of limitations imposed by any stockholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, the Company will use its reasonable best efforts to obtain stockholder approval (“Stockholder Approval”) of the transactions contemplated hereby at a special meeting of stockholders (the “Special Meeting”) at the earliest practicable date after the date of such event, but in no event later than 90 days after the date of such event, for the purpose of obtaining Stockholder Approval if an annual meeting of stockholders is not convened during the aforementioned timeframe. The Company shall provide to each stockholder entitled to vote at such Special Meeting (or annual meeting of stockholders as applicable) a definitive proxy statement that shall solicit the affirmative vote of each of the Company’s stockholders entitled to vote at the Special Meeting (or annual meeting of stockholders as applicable) for the Stockholder Approval, and shall include the recommendation of the board of directors of the Company that such proposal be approved. The Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval, and request that its officers and directors cast their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting of stockholders, the Company shall call a meeting of stockholders every three (3) months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Notes and Warrants that require Stockholder Approval to convert or exercise, as applicable, are no longer outstanding.

4.4              Preemptive Rights.

              (a)              Subsequent Offerings. From and after Closing, so long as a Lead Purchaser (together with its respective Affiliates) is the beneficial owner of an aggregate principal amount of Notes, together with any Conversion Shares valued for purposes of this Section 4.4 at the price at which they were converted, greater than or equal to $20,000,000, such Lead Purchaser shall have a preemptive right to purchase its pro rata share of all Equity Securities (as defined herein) that the Company and its subsidiaries may, from time to time, propose to sell and/or issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.4(d) hereof. For this purpose, such Lead Purchaser’s pro rata share is equal to the ratio of (x) the number of shares of Common Stock, on a fully diluted basis based solely on the (i) Notes, (ii) Warrants, (iii) any Warrant Shares issued in connection with the exercise of the Warrants and (iv) any Conversion Shares issued following the conversion of any Notes, and excluding any other Common Stock or Equity Securities held by such Lead Purchaser at the time notice of the proposed issuance of such Equity Securities is given by the Company pursuant to Section 4.4(b) to (y) the total number of shares of Common Stock (including all Conversion Shares, Warrant Shares, or upon the exercise or conversion of any other outstanding warrants or options or convertible securities) outstanding immediately prior to the issuance of such Equity Securities. The term “Equity Securities” shall mean (A) any shares of Common Stock or other equity security of the Company, (B) any security convertible into or exercisable or exchangeable for, with or without consideration, any shares of Common Stock or other equity security of the Company (including any option to purchase such a convertible security), (C) any security carrying any warrant or right to subscribe to or purchase any shares of Common Stock or other equity security of the Company or (D) any such warrant or right.

              (b)              Exercise of Preemptive Rights. If the Company proposes to issue any Equity Securities, it shall give each Lead Purchaser written notice of its intention, describing the Equity Securities and the price and other terms and conditions upon which the Company proposes to issue the same. Each Lead Purchaser shall have ten (10) days from the date such notice is deemed given to exercise its right to purchase its pro rata share of the Equity Securities on the terms and conditions specified in the notice by giving written notice thereof to the Company.

              (c)              Issuance of Equity Securities or Subsequent Debt to Other Persons. The Company shall have ninety (90) days after the end of the aforementioned ten (10)-day period to sell the Equity Securities in respect of which the Purchaser’s rights were not exercised, at a price not lower and upon terms and conditions not more favorable to the purchasers thereof than specified in the Company’s notice to each Lead Purchaser pursuant to Section 4.4(b). If the Company has not sold such Equity Securities within such ninety (90)-day period, the Company shall not thereafter issue or sell any such Equity Securities without first offering such Equity Securities to the Purchasers in the manner provided above.

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 (d)              Excluded Securities. The preemptive rights established by this Section 4.4 shall not apply to any of the following Equity Securities:

                            (1)              Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company, pursuant to share purchase, equity incentive plan, or share option plans or other arrangements that are approved by the board of directors of the Company, in each case, which are for compensatory purposes and not for the purposes of providing financing to the Company;

                            (2)              Equity Securities issued pursuant to the conversion or exercise of the Notes and Warrants;

                            (3)              Equity Securities issued pursuant to the conversion or exercise of any options, warrants or other rights which are outstanding as of the date hereof;

                            (4)              shares issued pursuant to any rights, agreements, options or warrants granted after the Closing, so long as the preemptive rights established by this Section 4.4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.4 with respect to the initial sale or grant by the Company of such rights, agreements, options or warrants;

                         (5)              any Equity Securities issued pursuant to an acquisition by the Company of the capital stock or assets of another company (including by way of merger or consolidation), including, without limitation, the issuance of Equity Securities pursuant to the A Block APA, provided, such acquisition is approved by the board of directors of the Company; and

                            (6)              any Equity Securities issued in connection with any share split, share dividend on, reclassification or recapitalization or similar event of the outstanding Equity Securities of the Company.

V.              TERMINATION

5.1              This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

              (a)             by mutual written consent of the Company and the Lead Purchasers;

             (b)             by either the Company or both of the Lead Purchasers if a final non-appealable governmental order permanently enjoining or otherwise prohibiting the transactions contemplated herein has been issued by a governmental authority of competent jurisdiction; provided, however, that the right to terminate this Agreement under this Section 5.1(b) will not be available to any Party whose actions resulted in any applicable law or governmental order that had the effect of restraining, enjoining or otherwise prohibiting the transactions contemplated herein;

              (c)             by either the Company or both of the Lead Purchasers, if the Closing has not occurred on or before 5:00 p.m., New York City time, on April 11, 2025, which date may be extended from time to time by mutual written consent of the Company and both Lead Purchasers (such date, as so extended from time to time, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 5.1(c) will not be available to a Party if the failure of such Party to fulfill any obligation under this Agreement has been the primary cause of, or has resulted in, the failure of the Closing to occur by the Outside Date;

              (d)            by both of the Lead Purchasers if (i) any of the representations and warranties of the Company contained in this Agreement fail to be true and correct in any material respect or (ii) the Company shall have failed to comply with any of its obligations under this Agreement such that such failure or breach with respect to any such representation, warranty or obligation (A) cannot be cured or constitutes a breach of the obligation to consummate the transactions contemplated herein at the time established for such consummation or (B) if curable, shall continue unremedied at the Outside Date or, if earlier, by the 30th day following such breach; or

              (e)            with respect to the Company’s obligations to a Purchaser, by the Company if (i) any of the representations and warranties of such Purchaser contained in this Agreement fail to be true and correct in any material respect or (ii) such Purchaser shall have breached or failed to comply with any of their obligations under this Agreement such that such failure or breach with respect to any such representation, warranty or obligation (A) cannot be cured or constitutes a breach of the obligation to consummate the transactions contemplated herein at the time established for such consummation or (B) if curable, shall continue unremedied at the Outside Date, or if later, the extended Outside Date.

Any Party desiring to terminate this Agreement (or with respect to Section 5.1(e) above, the Company’s obligations with respect to a particular Purchaser) shall give written notice of such termination to the other parties.

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5.2              In the event of a termination of this Agreement pursuant to Section 5.1, this Agreement (other than the provisions of this Section 5.2 and Article VI, as well as any defined terms used in such sections, which shall survive such termination) shall then be null and void and have no further force and effect and all other rights and liabilities of the parties hereunder will terminate without any liability of any Party to any other Party, except that nothing herein shall relieve any Party from any liability or damages (which the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated herein) resulting from any willful and material breach of this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all remedies available at law or in equity. Nothing in this Section 5.2 shall be deemed to impair the right of any Party to bring any action for specific performance, injunctive and/or other equitable relief. Notwithstanding the foregoing, the Company’s exercise of its rights under Section 5.1(e) to terminate its obligations with respect to one or more Purchasers, but not all Purchasers, shall not terminate the Company’s obligations with respect to the other Purchasers and the provisions of this Agreement that terminate shall only terminate with respect to the Company and the offending Purchaser or Purchasers but not with respect to the Company and the other Purchasers.

5.3              Promptly upon termination of this Agreement, M-Cor shall provide the Company with an invoice and reasonable supporting documentation for the Termination Expense Amount, which the Company shall pay within three (3) Business Days of receipt of such invoice.

VI.              TAX TREATMENT

6.1              Absent a change in applicable law after the date hereof, each Lead Purchaser and the Company acknowledges that, for U.S. federal (and applicable state and local) income tax purposes:

(a)                 The Company shall, on or prior to May 15, 2025, propose to each Lead Purchaser the amount deemed paid for and allocable to their applicable Warrants for U.S. federal (and applicable state and local) income tax purposes (the “Proposed Warrant Value”). If neither Lead Purchaser objects in writing within fifteen (15) days after receiving the Proposed Warrant Value, it will be deemed conclusive and binding upon the Company and the Lead Purchasers. If any Lead Purchaser objects in writing to the Proposed Warrant Value within fifteen (15) days of when it was proposed, the parties shall cooperate in good faith to reach an agreed upon allocation by June 1, 2025; provided, that if the Company and such Lead Purchasers cannot agree to the Warrant Value (as defined below) by such date, the Company shall instruct an advisor reasonably acceptable to such Lead Purchasers (the “Independent Advisor”) to determine the Warrant Value within thirty (30) days after its retention and the determination of the Independent Advisor shall be conclusive and binding upon the Company and such Lead Purchasers. The costs and expenses of the Independent Advisor (to the extent reasonably incurred in accordance with the terms of the engagement) shall be paid equally by the Lead Purchasers and the Company. The final allocation, as determined pursuant to this Section 6.1(a), shall be referred to herein as the “Warrant Value”. For the avoidance of doubt, the Warrant Value shall not be binding on the Lead Purchasers and the Company for financial reporting purposes or any other purpose other than U.S. federal (and applicable state and local) income tax purposes.

(b)                 (1) the Notes issued to the Lead Purchasers and the Warrants shall be treated as part of an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”); (2) the Notes shall be treated as having been issued with “original issue discount” and (3) the amount paid for and allocable to the Warrants shall be the Warrant Value, with the balance of the purchase price allocable to the Notes; and

(c)                 in all cases, the Notes shall be treated as indebtedness that are not “contingent payment debt instruments” within the meaning of Treasury Regulations Section 1.1275-4 (clauses (a)-(b) collectively, the “Intended Tax Treatment”).

The parties hereto shall not take any position for U.S. federal (and applicable state and local) income tax purposes inconsistent with the Intended Tax Treatment except to the extent otherwise required by a change in applicable law or a “determination” within the meaning of Section 1313(a) of the Code.

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VII.              MISCELLANEOUS

7.1              All notices or other communications hereunder will be in writing and will be given by (i) personal delivery, (ii) courier or other delivery service which obtains a receipt evidencing delivery, (iii) registered or certified mail (postage prepaid and return receipt requested) or (iv) email or similar electronic device, to such address as may be designated from time to time by the relevant Party, and which will initially be:

if to the Company, at:

NEXTNAV INC.

11911 Freedom Drive, Ste. 200

Reston, VA 20190

Attention: Christian Gates, Chief Financial Officer

Email:

With a copy to (which shall not constitute notice):

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attention: Robert S. Matlin and Jonathan M. Barron

Email:

 if to a Purchaser, at

At such Purchaser’s address set forth on Schedule A to this Agreement.

With, if respect to M-Cor, a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Luke R. Jennings

Email:

All notices and other communications will be deemed to have been given (i) if delivered by the United States mail, three (3) Business Days after mailing (five (5) Business Days if delivered to an address outside of the United States), (ii) if delivered by a courier or other delivery service, one (1) Business Day after dispatch (two (2) Business Days if delivered to an address outside of the United States) and (iii) if personally delivered or sent by email or similar electronic device, upon receipt by the recipient or its agent or employee (which, in the case of a notice sent by email or similar electronic device, will be the time of transmission, except that, if not sent during normal business hours for the recipient, shall be the opening of business on the next Business Day for the recipient). No objection may be made by a Party to the manner of delivery of any notice actually received in writing by an authorized agent of such Party.

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7.2              This Agreement shall not be changed, modified or amended except by a writing signed by the Company and the Lead Purchasers that identifies itself as an amendment to this Agreement; provided, that any amendment that increases a Purchaser’s Purchase Price or reduces the Securities it is to purchase hereunder shall require the consent of each such Purchaser.

7.3              This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement, including the Schedules and Exhibits hereto, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. The Company may not assign any of its rights or obligations hereunder without the prior written consent of each Purchaser, and no Purchaser may assign any of its rights or obligations hereunder without the prior written consent of the Company; provided, however, that either of the M-Cor Purchasers may assign its obligations and rights hereunder, in full or in part, to the other M-Cor Purchaser.

7.4              NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, THE WARRANTS, OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY OR THEREBY.

7.5              In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement or any other Transaction Document succeeds in establishing his claim and recovering a judgment against another Party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other Party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

7.6              The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein. Moreover, said provision shall be replaced with language that is as similar in business purpose and intent and one that shall be legal, valid and enforceable.

7.7              It is agreed that a waiver by a Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same Party.

7.8              The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.9              This Agreement may be executed and delivered in one or more identical counterparts, and delivered via facsimile or e mail (PDF format) transmission, each of which when executed will be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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7.10              All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.11              The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any action or proceeding for such purpose.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF the Parties have signed this Note Purchase Agreement in one or more counterparts as of the date first appearing above.

NEXTNAV INC.

By:	/s/ Mariam Sorond
Name:	Mariam Sorond
Title:	Chief Executive Officer

[Signatures of Purchasers on file with the Company]

Signature Page to Note Purchase Agreement

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APPENDIX A

DEFINITIONS

Definitions. As used herein:

“2023 Indenture” means that certain indenture, dated as of May 9, 2023, by and among the Company, the guarantors party thereto, the Trustee, as trustee, and the Collateral Agent, as collateral agent.

“2026 Notes” means the Company’s 10% Senior Secured Notes due 2026, issued pursuant to the 2023 Indenture.

“A Block APA” means that certain Asset Purchase Agreement, dated March 7, 2024, by and among Telesaurus Holdings GB LLC, a Delaware limited liability company; Skybridge Spectrum Foundation, a Delaware non-profit corporation; the Company; and Progeny LMS, LLC, an Indiana limited liability company.

“Affiliate” means, with respect to any Person (defined below), (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the equity interests having ordinary voting power in the election of directors or managers of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (iii) each of such Person’s officers, directors, joint ventures and partners, (iv) any trust or beneficiary of a trust of which such Person is the sole trustee or (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of such Person (or any trust for the benefit of such Person). For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means (i) a day on which the Common Stock is traded on a Trading Market, (ii) if the Common Stock is not listed on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) or (iii) in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, with respect to any Person, all obligations to pay rent or other payment amounts under a lease of real or personal property of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles; provided, however, that any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect prior to such adoption, shall be disregarded and such lease shall not be considered a Capital Lease Obligation for purposes of this Agreement.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of and pursuant to the terms of the Notes.

“Closing Expense Amount” shall be the total of M-Cor’s actual, documented third-party out of pocket legal expenses incurred by M-Cor in connection with the preparation and negotiation of this Agreement and the other Transaction Documents in connection with the Closing; provided that the Closing Expense Amount shall not exceed $550,000.00.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or consistent with past practice or customary and reasonable indemnity obligations in effect at Closing or entered into after Closing in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Indebtedness” means, without duplication without duplication, (i) all obligations of such Person for borrowed money other than that certain term loan issued to NextNav France, S.A. in 2025 with the outstanding balance of approximately the amount of $129,000, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (A) trade accounts payable in the ordinary course of business, (B) any earn-out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable, including, without limitation, such obligation set forth in the A Block APA, and (C) liabilities associated with customer prepayments and deposits), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all Guarantees by such Person of Indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue; (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller; and (iii) any indebtedness permitted to be incurred by the Company pursuant to Sections 4.10(a)(iv)-(xi) of the 2023 Indenture.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, transfer restriction, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

“Material Adverse Effect” means (i) a material and adverse effect on the rights and remedies of the Purchasers or Collateral Agent (as defined in the Security Agreement) under the Transaction Documents, including the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its subsidiaries taken as a whole, or (iii) a material and adverse impairment of the Company’s ability, or any subsidiary’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents to which the Company or such subsidiary is party.

“M-Cor” means, collectively, MCC Steer LLC and MCC Coyote LLC.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Authority.

“Securities” means, collectively, the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

“Termination Expense Amount” shall be the total of the Lead Purchaser’s actual, documented third-party out of pocket legal expenses incurred by M-Cor in connection with the preparation and negotiation of this Agreement and the other Transaction Documents in event the Closing does not occur; provided that the Termination Expense Amount shall not exceed $275,000.00.

“Trading Market” means whichever of the NYSE American, New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market, Nasdaq Global Select Market or such other United States registered national securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

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EXHIBIT A

Form of Indenture

16

EXHIBIT B

Form of Warrant

17

EXHIBIT C

Form of Resale Registration Rights Agreement

18

EXHIBIT D

Form of Security Agreement

19

EXHIBIT E

Form of Accredited Investor Questionnaire

20